EXHIBIT 10.2

EXTENSION AGREEMENT
EXTENSION AGREEMENT dated as of September 19, 2016 between Strata Skin Sciences, Inc. (the "Company"), a Delaware corporation, and Samuel E. Navarro (the "Consultant") effective as of October 1, 2016 (the "Effective Date").
Recitals:
The parties entered into a Consulting Agreement dated as of November 4, 2015, which was amended as of July 20, 2016, (the "Agreement"), under which the Consultant provided consulting services to the Company.  The Consulting Agreement continued in effect through September 30, 2016.  The parties wish to extend the term of the Agreement through December 31, 2016, as provided in this Amendment.
NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:
1. Section 3 of the Agreement is hereby amended to extend the termination date of the Agreement to December 31, 2016.
2. The parties acknowledge and agree that all of the terms, provisions, covenants and conditions of the Agreement shall hereafter continue in full force and effect in accordance with their terms, except to the extent amended, modified or revised herein.
IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

STRATA SKIN SCIENCES, INC.

By:	/s/ David K. Stone	/s/ Samuel E. Navarro
	David K. Stone, Chair	Samuel E. Navarro
Nominating and Governance Committee